Exhibit 2.1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C1182-1975
Secretary of State State Of Nevada	Filing Number 20243938857
	Filed On 03/26/2024 07:48:24 AM
	Number of Pages 9

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1.Name of Nevada entity as last recorded in this office:

ADIA NUTRITION, INC.

2. The articles are: (mark only one box) ☑ **Restated** ☐ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☑ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Other Articles: Article 6.5 amended to correct name of Special 2022 Series A Preferred Stock. Article 6.5(c) Conversion The Special 2022 Series A Preferred stock with conversion to 60% majority voting rights: 1:60,000,000 common shares

4. Effective date and time of filing: (optional) Date: 03/26/2024 Time: 10:42 AM

(must not be later than 90 days after the certificate is filed)

*This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

page 1 of 1

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Filed in the Office of	Business Number
C1182-1975
Filing Number
20243938857
Secretary of State	Filed On
State Of Nevada	03/26/2024 07:48:24 AM
Number of Pages
9

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ADIA NUTRITION, INC.

(a Nevada corporation)

Adia Nutrition Inc. (the “Corporation”), a corporation incorporated under the laws of the State of Nevada on April 24, 1975, as Domi Associates, Inc., hereby amends and restates its Articles of Incorporation, to embody in one document its original articles and the subsequent amendments and restatements thereto, pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes (“NRS”).

Amended and Restated Articles of Incorporation were approved and adopted by the Board of Directors of the Corporation on June 9, 2023. Upon the recommendation of the Board of Directors, the shareholder of the Corporation holding a majority of the voting power approved and adopted these Amended and Restated Articles of Incorporation by an action by written consent in lieu of a meeting of 60% of the eligible votes on June 9, 2023. As a result, these Amended and Restated Articles of Incorporation were authorized and adopted in accordance with the NRS.

These Amended and Restated Articles of Incorporation correctly set forth the text of the Corporation’s Articles of Incorporation as amended up to and by these Amended and Restated Articles of Incorporation.

ARTICLE 1. NAME OF CORPORATION

1.1The name of the corporation is Adia Nutrition, Inc. (the “Corporation”).

ARTICLE 2. DURATION

2.1The Corporation shall continue in existence perpetually, unless sooner dissolved according to law.

ARTICLE 3. REGISTERED AGENT AND REGISTERED OFFICE

3.1The name and address of the Corporation’s registered agent and registered office in the State of Nevada are: Premier Legal Group, 1333 N. Buffalo Drive, Suite 210, Las Vegas, Nevada 89128

ARTICLE 4. PURPOSE

4.1The purpose for which the Corporation is to engage in any lawful activity within or without the State of Nevada.

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4.2The Corporation may also maintain offices at such other places within our without the State of Nevada as it may, from time to time, determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders may be held, outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE 5. BOARD OF DIRECTORS

5.1Number. The Board of Directors of the Corporation shall consist of such number of persons, not less than one and not to exceed 10, as shall be determined in accordance with the Bylaws of the Corporation from time to time.

ARTICLE 6. CAPITAL STOCK

6.1Authorized Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is one billion (1,000,000,000) shares, consisting of (a) eight hundred million (800,000,000) shares of common stock, par value $.001 per share (the “Common Stock” or the “Class A Common Stock”), (b) 100,000,000 shares of common stock par value $.001 per share (the “Class B Common Stock”), issuable in one or more series as hereinafter provided, and (c) one hundred million (100,000,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.

A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power and preferences granted to them, and restrictions imposed on them, are as set forth in this Article 6.

6.2Class A Common Stock. Each share of Class A Common Stock shall have, for all purposes, one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of the shares of Class A Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefrom. The holders of Class A Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Class A Common Stock or approval of the common shareholders is required or requested.

6.3Class B Common Stock. The shares of Class B Common Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of each series of shares of Class B Common Stock; provided, however, that any issuance of shares of Class B Common Stock shall be made only in connection with a special acquisition transaction, as determined by the Board of Directors. Each series of shares of Class B Common Stock:

(a) may have such voting powers, full or limited or may be without voting powers;

(b) may be subject to redemption at such time or times and at such prices as determined by the Board of Directors;

(c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or series of stock;

(d) may have such rights upon the dissolution of, or upon any distribution of assets of, the Corporation;

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(e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h)may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Class B Common Stock. Shares of Class B Common Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Class B Common Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Class B Common Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Class B Common Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Class B Common Stock.

6.4Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of each series of shares of Preferred Stock. Each series of shares of Preferred Stock:

(a) may have such voting powers, full or limited or may be without voting powers;

(b) may be subject to redemption at such time or times and at such prices as determined by the Board of Directors;

(c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or series of stock;

(d) may have such rights upon the dissolution of, or upon any distribution of assets of, the Corporation;

(e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

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(g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

6.5Designation of Special 2022 Series A Preferred Stock.

(a) Designation and Amount. The designation of this class of preferred stock shall be “Special 2022 Series A Preferred Stock,” par value $.001 per share (the “Series A 2022 Preferred Stock”). The number of authorized shares of Special 2022 Series A Preferred Stock is one (1).

(b) Voting Rights. Except as otherwise required by law, the holder of the share of Special 2022 Series A Preferred Stock shall have the following rights:

(1) Number of Votes; Voting with Common Stock. Except as provided by Nevada statutes or elsewhere herein, the holder of the Special 2022 Series A Preferred Stock shall vote together with the holders of Preferred Stock (including on an as converted basis), and Common Stock, of the Corporation as a single class. The holder of the share of Special 2022 Series A Preferred Stock is entitled to 60% of all votes (including, but not limited to, Common Stock, and Preferred Stock (including on an as converted basis) entitled to vote at each meeting of shareholders of the Corporation (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. The share of Special 2022 Series A Preferred Stock shall not be divided into fractional shares.

(2) Adverse Effects. The Corporation shall not amend, alter, or repeal the preferences, rights, powers or other terms of the Special 2022 Series A Preferred Stock so as to affect adversely the Special 2022 Series A Preferred Stock, or the holder thereof, without the written consent or affirmative vote of the holder of the Special 2022 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(c)Conversion. The share of the Special 2022 Series A Preferred Stock shall convert into common shares at a conversion rate of 1 preferred to 60,000,000 common shares. The holder of the Special 2022 Series A Preferred Stock can affect the conversion at any time. The conversion into common is a right and conversion is not required.

(d)Dividends; Liquidation. The share of Special 2022 Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation.

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(e)No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the Special 2022 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will, at all times, in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Special 2022 Series A Preferred Stock against impairment.

(f)Replacement Certificate. In the event that the holder of the share of the Special 2022 Series A Preferred Stock notifies the Corporation that the stock certificate evidencing the share of the Special 2022 Series A Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the shares of the Special 2022 Series A Preferred Stock identical in tenor and date to the original stock certificate evidencing the share of the Special 2022 Series A Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such Special 2022 Series A Preferred Stock certificate.

6.6Designation of Series A Preferred Stock.

(a)Designation and Amount. The designation of this class of preferred stock shall be “Series A Preferred Stock,” par value $.001 per share (the “Series A Preferred Stock”). The number of authorized shares of Series A Preferred Stock is ten million (10,000,000).

(b)Voting Rights. Each share of Series A Preferred Stock shall entitle the holder to five (5) votes on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, to be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules. The holders of Series A Preferred Stock shall vote together with the shares of Common Stock as one class.

(c)Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the then-outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation the sum of $.001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock.

(1) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall be deemed a dissolution, liquidation or winding up of the Corporation for purposes of this paragraph (c), but the merger, consolidation or other combination of the Corporation into or with any other corporation, or the merger, consolidation or other combination of any other corporation into or with the Corporation, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this paragraph (c). As used herein, the “merger, consolidation or other combination” shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Corporation and any of its subsidiaries with any other corporation.

(2) After payment to the holders of the shares of the Series A Preferred Stock of the full preferential amounts fixed by this paragraph (c) for shares of the Series A Preferred Stock, the holders of the Series A Preferred Stock as such shall have no right to claim to any of the remaining assets of the Corporation.

(3) In the event the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock upon dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this paragraph (c), no distribution shall be made on account of any shares of a class or series of capital stock of th Corporation ranking on a parity with the shares of Series A Preferred Stock, if any, upon such dissolution, liquidation or winding up of the Corporation unless proportionate distributive amounts shall be paid on account of the shares of the Series A Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

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(d)Dividends. Except as provided herein, the holders of the Series A Preferred Stock shall be entitled to receive cash, stock or other property, as dividends, when, as and if declared by the Board of Directors of the Corporation. Series A Preferred Stock shall not participate in any dividend declared with respect to the Common Stock.

(e)Preferred Status. The rights of the shares of the Common Stock shall be subject to the preferences and relative rights of the shares of the Series A Preferred Stock. Without the prior written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock, the Corporation shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series A Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation described in paragraph (c) above.

(f)Vote to Change the Terms of the Series A Preferred Stock. Without the prior written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock, the Corporation shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock.

(g)Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Corporation’s discretion, by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date.

(h)No Re-issuance of Series A Preferred Stock. No share or shares of the Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be re-issued, and all such shares of Series A Preferred Stock shall be cancelled, retired and eliminated from the shares of Series A Preferred Stock, as applicable, which the Corporation shall be authorized to issue. Any such shares of Series A Preferred Stock acquired by the Corporation shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated Series and may be re-designated and re-issued in any Series other than as Series A Preferred Stock.

(i)Registered Holders. A holder of Series A Preferred Stock registered on the Corporation’s stock transfer books as the owner of shares of Series A Preferred Stock, as applicable, shall be treated as the owner of such shares for all purposes. All notices and all payments required to be mailed to a holder of shares of Series A Preferred Stock shall be mailed to such holder’s registered address of the Corporation’s stock transfer books, and all dividends and redemption payments to a holder of Series A Preferred Stock made hereunder shall be deemed to be paid in compliance hereof on the date such payments are deposited into the mail addressed to such holder at such holder’s registered address on the Corporation’s stock transfer books.

(j)Certain Remedies. Any registered holder of shares of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 6.6 and to enforce specifically the terms and provisions of this Section 6.6 in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

(k)Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(l)Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitation set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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(m)Ranking. The Series A Preferred Stock shall rank, as to rights upon liquidation, dissolution or winding up, pari passu to each other and shall rank senior and prior to (1) the Common Stock and (2) each other class or series of capital stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock, as applicable.

ARTICLE 7. NO FURTHER ASSESSMENTS

7.1The capital stock, after the amount of the subscription price determined by the board of directors has been paid in money, property, or services, as the Directors shall determine, shall be subject to no further assessment to pay the debts of the Corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article 7.

ARTICLE 8. NO PREEMPTIVE RIGHTS

8.1Except as otherwise set forth herein, none of the shares of the Corporation shall carry with them any preemptive right to acquire additional or other shares of the Corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

ARTICLE 9. NO CUMULATIVE VOTING

9.1There shall be no cumulative voting of shares.

ARTICLE 10. ELECTION NOT TO BE
GOVERNED BY PROVISIONS OF NRS 78.411 TO 78.444

10.1 The Corporation, pursuant to NRS 78.434, hereby elects not to be governed by the provisions of NRS 78.411 to 78.444, inclusive.

ARTICLE 11. INDEMNIFICATION OF OFFICERS AND DIRECTORS

11.1The Corporation shall indemnify its directors, officers, employees, fiduciaries and agents to the fullest extent permitted under the Nevada Revised Statutes.

11.2Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

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11.3Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

11.4The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

11.5No director, officer or shareholder shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for:

(a)	Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)	The payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

I, the undersigned, being the Chief Executive Officer of Adia Nutrition, Inc., hereby declares and certifies, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hand this 19th day of September, 2023.

/s/ Lenny M. Greene

Lenny M. Greene

Chief Executive Officer

Adia Nutrition, Inc.

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05:47:14 a.m. 09-14-2023 | 4 | 1817887/1604
To: Page: 04 of 15 2023-09-14 12:47:17 GMT
DocuSign Envelope ID: 72A59A80-1948-4AAD-9A98-95E824938251

Filed in the Office of	Business Number C1182-1975
FVAguilar	Filing Number 20233477604
Secretary of State State Of Nevada	Filed On 9/14/2023 8:00:00 AM
	Number of Pages 12

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: ADIA NUTRITION, INC. Entity or Nevada Business Identification Number (NVID): C1182-1975
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	X Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. X Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	X Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.00%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 8/1/2023

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05:47:14 a.m. 09-14-2023 | 5 | 18178871604
To: Page: 05 of 15 2023-09-14 12:47:17 GMT 18178871604 From: Eric Newlan

DocuSign Envelope ID: 72A59A80-1948-4AAD-9A98-95E824938251

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☒ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Amended and Restated Articles of Incorporation attached. (attach additional page(s) if necessary)
6. Signature: (Required)	X Leonard M. Greene — Signature of Officer or Authorized Signer — Chief Executive Officer — Title X ________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 8/1/2023

11

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ADIA NUTRITION, INC.
(a Nevada corporation)

Adia Nutrition Inc. (the “Corporation”), a corporation incorporated under the laws of the State of Nevada on April 24, 1975, as Dorni Associates, Inc., hereby amends and restates its Articles of Incorporation, to embody in one document its original articles and the subsequent amendments and restatements thereto, pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes (“NRS”).

Amended and Restated Articles of Incorporation were approved and adopted by the Board of Directors of the Corporation on June 9, 2023. Upon the recommendation of the Board of Directors, the shareholder of the Corporation holding a majority of the voting power approved and adopted these Amended and Restated Articles of Incorporation by an action by written con .sent in lieu of a meeting of 60% of the eligible votes on June 9, 2023, AS a result, these Amended and Restated Articles of Incorporation were authorized and adopted in accordance with the NRS.

These Amended and Restated Articles of Incorporation correctly set forth the text of the Corporation's Articles of Incorporation as amended up to and by these Amended and Restated Articles of Incorporation.

ARTICLE I. NAME OF CORPORATION

1.1 The name of the corporation is Adia Nutrition, Inc. (the “Corporation”).

ARTICLE 2, DURATION

2.1 The Corporation shall continue in existence perpetually, unless sooner dissolved according to law.

ARTICLE 3. REGISTERED AGENT AND REGISTERED OFFICE

3.1 The name and address of the Corporation's registered agent and registered office in the State of Nevada are:

Premier Legal Group, 1333 N. Buffalo Drive, Suite 210, Las Vegas, Nevada 89128

ARTICLE 4, PURPOSE

4.1The purpose for which the Corporation is to engage in any lawful activity within or without the State of Nevada.

4.2The Corporation may also maintain offices at such other places within our without the State of Nevada as it may, from time to time, determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders may be held, outside the State of Nevada with the same effect as if in the State of Nevada.

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ARTICLE 5. BOARD OF DIRECTORS

5.1Number. The Board of Directors of the Corporation shall consist of such number of persons, not less than one and not to exceed 10, as shall be determined in accordance with the Bylaws of the Corporation from time to time.

ARTICLE 6. CAPITAL STOCK

6.1Authorized Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is one billion (1,000,000,000) shares, consisting of (a) eight hundred million (800,000,000) shares of common stock, par value $.001 per share (the “Common Stock” or the “Class A Common Stock”), (b) 100,000,000 shares of common stock par value $.001 per share (the “Class B Common Stock”), issuable in one or more series as hereinafter provided, and (c) one hundred million (100,000,000) shares of preferred stock, par value $.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided.

A description of the classes of shares and a statement of the number of shares In each class and the relative tights, voting power and preferences wanted to them, and restrictions imposed on them, are as set forth in this Article 6.

6.2Class A Common Stock. Each share of Class A Common Stock shall have, for all purposes, one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time., the holders of the shares of Class A Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the. Corporation legally available therefrom. The holders of Class A Common Stock issued and outstanding have and possess the right to receive notice of shareholders' meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Class A Common Stock or approval of the common shareholders is required:or requested.

6.3Class B Common Stock. The shares of Class 13 Common Stock may be issued from time to time in one more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of each series of shares of Class 13 Common Stock; provided, however, that any issuance of shares of Class B Common Stock shall be made only in connection with a special acquisition transaction, as determined by the Board of Directors. Each series of shares of Class B Common Stock:

(a)may have such voting powers, full or limited or may be without voting powers;

(b)may be subject to redemption at such time or times and at such prices as determined by the Board of Directors;

(c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or series of stock;

(d) may have such rights upon, the dissolution of, or upon any distribution of assets of, the Corporation;

(e) maybe made convertible into, or exchangeable for; shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

13

(g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and won the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Class B Common Stock. Shares of Class B Common Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Class 13 Common Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of art appropriate certificate with the Secretary of State of the State of Nevada he;reissued as part of a new series of shares of Class B Common Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Class B Common Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted. by the Board of Directors providing for the issue of any series of shares of Class B Common Stock.

6.4Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of each series of shares of Preferred Stock. Each series of shares of Preferred Stock:

(a) may have such voting powers, hall or limited or may be without voting powers;

(b) may be subject to redemption at such time or times and at such prices as determined by the Board of Directors;

(c) may be entitled to receive dividends (which may he cumulative or non. cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or series of stock;

(d) may have such rights upon the dissolution of, or upon any distribution of assets of, the Corporation;

(e) maybe made convertible into, or exchangeable for, shares of any other class or classes or of any:other series of the same or any other class or classes of stock of the Corporation or such other corporation or;other entity at such price or prices or at such rates of exchange and with such adjustments;

(f)may be entitled to the benefit of a sinking bind to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any;subsidiary of, any outstanding shares of the Corporation; and

14

(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing;for the issue of any series of shares of Preferred Stock.

6.5Designation of Series A 2022 Preferred Stock.

(a)Designation and Amount. The designation of this class of preferred stock shall be “Series A 2022 Preferred Stock,” par value $.001 per share (the “Series A 2022 Preferred Stock”). The number of authorized shares of Special 2021 Series A Preferred Stock is one (1).

(b)Voting Rights. Except as otherwise required by law, the holder of the share of Series A 2022 Preferred Stock shall have the following rights:

(1)Number of Votes; Voting with Common Stock. Except as provided by Nevada statutes or elsewhere herein, the bolder of the Series A 2022 Preferred Stock shall vote together with the holders of Preferred Stuck (including on an as converted basis), and Common Stock, of the Corporation as a single class, the holder of the share of Series A 2022 Preferred Stock is entitled to 60% of all votes (including, but not limited to, Common Stock, and Preferred Stock (including on an as converted basis)) entitled to vote, at each meeting of shareholders of the Corporation (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. The share of Series A 2022 Preferred Stock- shall not be divided into fractional shares.

(2)Adverse Effects. The Corporation shall not amend, alter, or repeal the preferences, rights, powers or other terms of the Series A 2022 Preferred Stock so as to affect adversely the Series A 2022 Preferred Stock, or the holder thereof, without the written consent or affirmative vote of the holder of the Series A 2022 Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(c)Conversion. The Share of the Series A 2022 Preferred Stock shall have not rights of conversion.

(d)Dividends: Liquidation. The share of Series A 2022 Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation's shareholders upon the liquidation, dissolution or winding up of the Corporation.

(e)No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the. Series A 2022 Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or .performed hereunder by the Corporation, but will, at all times, in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the, rights of the holder of the Series A 2022 Preferred Stock against impairment.

(f)Replacement Certificate. In the event that the holder of the share of the Series A 2022 Preferred Stock notifies the Corporation that the stock certificate evidencing the share of the Series A 2022 Preferred. Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the shares of the Series A 2022 Preferred Stock identical in tenor and date to the original stock certificate evidencing the share of the Series A 2022 Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such Series A 2022 Preferred Stock certificate.

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6.6Designation of Series A Preferred Stock.

(a)Designation and Amount. The designation of this class of preferred stock shall be “Series A Preferred Stock,” par Value $.001 per share (the “Series A Preferred Stock”). The number of authorized shares of Series A Preferred Stock is ten million (10,000,000).

(b)Voting Rights. Each share of Series A Preferred Stock shall entitle the holder to five (5) votes on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, to be considered in connection with the establishment of a quorum. except as may otherwise be expressly required by law or by the applicable stock exchange rules. The holders of Series A Preferred Stock shall vote together with the shares of Common Stock as one class.

(c)Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the then-outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation the stun of $.001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock.

(1) The sale, conveyance, exchange or transfer (fir cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall be deemed a dissolution, liquidation or winding up of the Corporation for purposes of this paragraph (e), but the merger, consolidation or other combination of the Corporation into or with any other corporation, or the merger, consolidation or other combination of any other corporation into or with the Corporation, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this paragraph (c). As used herein, the "merger, consolidation or other combination" shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Corporation and any of its subsidiaries with any other corporation.

(2) After payment to the holders of the shares of the Series A Preferred Stock of the full preferential amounts fixed by this paragraph (c) for shies of the Series A Preferred Stock, the holders of the Series A Preferred Stock as such shall have no right to claim to any of the remaining assets of the Corporation.

(3)In the event the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock upon dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this paragraph (c), no distribution shall be made on account of any shares of a class or series of capital stock of the Corporation ranking on a parity with the shares of Series. A Preferred Stock, if any, upon such dissolution, liquidation or winding up of the Corporation unless proportionate distributive amounts shall be paid on account of the shares of the Series A Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d) Dividends. Except as provided herein, the holders of the Series A Preferred. Stock shall be entitled to receive cash, stock or other property, as dividends, when, as and if declared by the 'Board of Directors of the Corporation. Series A Preferred Stock shall not participate in any dividend declared with respect to the Common Stock.

(e) Preferred Status. The rights of the shares of the Common Stock shall be subject to the preferences and relative rights of the shares of the Series A Preferred Stock. Without the prior written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock, the Corporation shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series A Preferred Stock in. respect of the preferences as to distributions and payments:upon the liquidation, dissolution and winding up of the Corporation described in paragraph (c) above.

16

(f) Vote to Change the Terms of the Series A Preferred Stock Without the prior written consent of the holders of not less than a majority of the outstanding shams of the Series A Preferred Stock, the Corporation shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred. Stock.

(g) Lost or Stolen Certificates., Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Corporation's discretion, by the holder to the Corporation and, in the ease of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Series A Preferred Stock. Certificate(s) of like tenor and date.

(h) No Re-issuance of Series A Preferred Stock. No share or shares of the Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be re-issued, and all such shares of Series A Preferred Stock shall be cancelled, retired and eliminated from the shares of Series A Preferred Stock, as applicable, which the Corporation shall be authorized to issue. Any such shares of Series A Preferred Stock acquired by the Corporation shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated Series and may be re-designated and re-issued in any Series other than as Series A Preferred Stock.

(i) Registered Holders_ A. holder of Series A Preferred Stock registered on the Corporation's stock transfer books as the owner of shares of Series A Preferred Stock, as applicable, shall be treated as the owner of such shares for all purposes. All notices and all payments required to be mailed to a holder of shares of Series A Preferred Stock shall be mailed to such holder's registered address of the Corporation's stock transfer 'peaks, and all dividends and redemption payments to a holder of Series A Preferred Stock made hereunder shall be deemed to be paid in compliance hereof on the date such payments are deposited into the mail addressed to such holder at such holder's registered address on the Corporation's stock transfer books.

(j) Certain Remedies. Any registered holder of shares of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 6.6 and to enforce specifically the terms and provisions of this Section 6.6 in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder maybe entitled at law or in equity.

(k) Headings of Subdivisions, The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(l)Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, with right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitation set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(m) Ranking. The Series A Preferred Stock shall rank, as to rights upon liquidation, dissolution or winding up, pari passu to each other and shall rank senior and prior to (1) the Common Stock and (2) each other class or series of capital stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock, as applicable.

ARTICLE 7. NO FURTHER ASSESSMENTS

7.1The capital stock, after the amount of the subscription;price determined by the board of directors has been paid in money, property, or services, as the Directors shall determine, shall be subject to no further assessment to pay the debts of the Corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article 7.

17

ARTICLE 8. NO PREEMPTIVE RIGHTS

8.1Except as otherwise set forth herein, none of the shares of the Corporation shaft carry with them any preemptive right to acquire additional or other shares of the Corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, deny class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

ARTICLE 9. NO CUMULATIVE VOTING

9.1There shall be no cumulative voting of shares.

ARTICLE 10. ELECTION NOT TO BE GOVERNED BY PROVISIONS OF NRS 78.411 TO 78.444

10.1The Corporation, pursuant to NRS 78.434, hereby elects not to be governed by the provisions of NRS 78.411 to 78.444, inclusive.

ARTICLE; IL INDEMNIFICATION OF OFFICERS AND DIRECTORS

11.1The Corporation shall indemnify its directors, officers, employees; fiduciaries and agents to the fullest extent permitted under the Nevada Revised Statutes.

11.2Every person who was or is a party or is threatened to be made a party to or' is involved in any action, suit or proceedings, whether civil; criminal, administrative or investigative, by reason of the:fact that he or a person for whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust Dr other enterprise, shall be indemnified awl held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that maybe enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

11.3Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred it any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

11.4The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

11.5No director, officer or shareholder shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for:

(a)Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or

(b)The payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

I, the undersigned, being the Chief Executive Officer of Adia Nutrition, Inc., hereby declares and certifies, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hand this 12th day of September, 2023.

/s/ Lenny M. Greene
Lenny M. Greene

Chief Executive Officer
Adia Nutrition, Inc.

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C1182-1975
Barbara K. Cegavske	Filing Number 20222836156
Secretary of State State Of Nevada	Filed On 12/27/2022 11:39:28 AM
	Number of Pages 2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☑ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: ADIA NUTRITION, INC. Entity or Nevada Business Identification Number (NVID): NV19751001879
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 12/27/2022 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Preferred stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Nairobi Anderson Signature of Officer Date: 12/27/2022

This form must be accompanied by appropriate fees.

page1 of 1
Revised: 1/1/2019

19

Filed in the Office of	Business Number C1182-1975
Barbara K. Cegavske	Filing Number 20222836156
Secretary of State State Of Nevada	Filed On 12/27/2022 11:39:28 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information:	Name of entity: ADIA NUTRITION, INC. Entity or Nevada Business Identification Number (NVID): NV19751001879
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 06/17/2022 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: 2022 series A preferred stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Preferred stock
5. Amendment of class or series of stock:	☒ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* 1 series A 2022 Preferred stock with conversion to 60% majority voting rights : 1:60,000,000 common shares.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer Date: 12/27/22

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 1/1/2019

20

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C1182-1975
Barbara K. Cegavske	Filing Number 20222833185
Secretary of State State Of Nevada	Filed On 12/23/2022 12:41:15 PM
	Number of Pages 2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☑ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: ADIA NUTRITION, INC. Entity or Nevada Business Identification Number (NVID): NV19751001879
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Preferred stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Nikki Lee Signature of Officer Date: 12/23/2022

This form must be accompanied by appropriate fees.

page1 of 1
Revised: 1/1/2019

21

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C1182-1975
Barbara K. Cegavske	Filing Number 20222833185
Secretary of State State Of Nevada	Filed On 12/23/2022 12:41:15 PM
	Number of Pages 2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: ADIA NUTRITION, INC. Entity or Nevada Business Identification Number (NVID): NV19751001879
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 06/17/2022 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: 2022 series A preferred stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Preferred stock
5. Amendment of class or series of stock:	☒ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* 1 series A 2022 Preferred stock with conversion to 60% majority voting
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer Date: 12/23/22

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 1/1/2019

22

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C1182-1975
	Filing Number 20110879141-64
Secretary of State	Filed On 12/14/2011
State Of Nevada	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

3ME, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Amend the current name of the corporation to 'Adia Nutrition, Inc.'

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 2/3

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

23

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C1182-1975
[signature]	Filing Number 20110290979-00
Secretary of State	Filed On 04/19/2011
State Of Nevada	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PIVX SOLUTIONS, INC. (Entity Number: C1182-1975)

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 has been amended:
The name of the Corporation is 3Me, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: affirmative

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

24

Filed in the Office of	Business Number C1182-1975
Barbara K. Cegavske	Filing Number 20060528145-63
Secretary State Of Nevada	Filed On 08/16/2006
	Number of Pages 5

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Designation

(PURSUANT TO NRS 78.1955)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

PivX Solutions, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

Series A Preferred Stock; $0.001 par value

Series A Preferred Stock of PivX Solutions, Inc.

The Board of Directors has designated 10,000,000 shares of Series A Preferred Stock, par value $0.001. See "Attachment for Series A."

3. Effective date of filing (optional): date filed stamped (must not be later than 90 days after the certificate is filed)

4. Officer Signature: [signature]

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.1955 Designation 2003 Revised on: 03/20/03

25

“Attachment for Series A”

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF
SERIES A PREFERRED STOCK
PIVX SOLUTIONS, INC.
(Pursuant to Section 78.1955 of the
Nevada Revised Statutes)

PivX Solutions. Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), hereby certifies that, pursuant to the authority vested in the Board of Directors of the Company (the “Board”) by the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), as amended, the following resolution was adopted as of June 23. 2006 by the Board:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, as amended and restated, there shall be created a series of Preferred Stock, $0001 par value, which series shall have the following designations and number thereof, powers, preferences, rights, qualifications. limitations and restrictions:

1. Designation and Number of Shares. There shall hereby be created and established a series of Preferred Stock designated as “Series A Preferred Stock” (the “Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 10,000,000.

2. Dividends. Except as provided herein, the holders of the Series A Preferred Stock shall be entitled to receive cash, stock or other property, as dividends, when, as, and if declared by the Board of Directors of the Company. Series A Preferred Stock shall not participate in any dividend declared with respect to the Common Stock.

3. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on any other class of capital stock of the Company ranking junior to the Series A Preferred Stock.

(a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 3, but the merger, consolidation, or other combination of the Company into or with any other corporation, or the merger, consolidation, or other combination of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3. As use herein, the "merger, consolidation, or other combination" shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Company and any of its subsidiaries with any other corporation.

(b) After the payment to the holders of shares of the Series A Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Series A Preferred Stock, the holders of the Series A Preferred Stock as such shall have no right to claim to any of the remaining assets of the Company.

(c) In the event the assets of the Company available for distribution to the holders of the Series A Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 3, no distribution shall he made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of Series A Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series A Preferred Stock. ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

26

4. Preferred Status. The rights of the shares of the Common Stock shall be subject to the preferences and relative rights of the shares of the Series A Preferred Stock. Without the prior written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series A Preferred Stock in respect of the preferences as to distributions and payments upon the Liquidation, dissolution and winding up of the Company described in Paragraph 3 above.

5. Vote to Change the Terms of the Series A Preferred Stock. Without the prior written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock, the Company shall not amend, alter. change or repeal any of the powers. designations. preferences and rights of the Series A Preferred Stock.

6. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series A Preferred Stock, and, in the case of loss, theft or destruction. of any indemnification undertaking or bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date.

7. Voting. Each share of Series A Preferred Stock shall entitle the holder to five (5) votes on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action, to be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules. The holders of Series A Preferred Stock shall vote together with the shares of Common Stock as one class.

8. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares of Series A Preferred Stock shall be cancelled, retired and eliminated from the shares of Series A Preferred Stock, as applicable, which the Company shall be authorized to issue. Any such shares of Series A Preferred Stock acquired by the Company shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated Series and may be redesignated and reissued in any series other than as Series A Preferred Stock.

9. Registered Holders. A holder of Series A Preferred Stock registered on the Company's stock transfer books as the owner of shares of Series A Preferred Stock, as applicable, shall be treated as the owner of such shares of all purposes. All notices and all payments required to be mailed to a holder of shares of Series A Preferred Stock shall be mailed to such holder's registered address on the Company's stock transfer books, and all dividends and redemption payments to a holder of Series A Preferred Stock made hereunder shall be deemed to be paid in compliance hereof on the date such payments are deposited into the mail addressed to such holder at such holder's registered address on the Company's stock transfer hooks.

10. Certain Remedies. Any registered holder of shares of Series A Preferred Stock shall he entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

11. Headings of Subdivisions. The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

12. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

27

13. Ranking. The Series A Preferred Stock shall rank, as to rights upon liquidation, dissolution or winding up, pari passu to each other and shall rank senior and prior to (i) the Common Stock and (ii) each other class or series of capital stock of the Company hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock, as applicable.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Company, has executed this Certificate of Designation. Preferences and Rights of Series A Preferred Stock effective as of June 23, 2006.

PIVX SOLUTIONS. INC.

By: /s/ Tydus Richards
Name: Tydus Richards

Title: Chief Executive Officer

28

05/07/04 11:39 GKL AGENT/FILING + 1 775 684 5731 NO.152 P06

(#175)

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 1182-75

MAY 0 6 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

[redacted]

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office: DRILLING, INC.

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ____________. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended. **(Continued)**

☒ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent) **(Continued)**

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended. **(Continued)**

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☒ Articles have been deleted. **(Continued)**

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

---

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM REST #233 2003
Revised on 10/23/03

20040507-0012

29

05/27/04 11:39 GKL AGENT/FILING + 1 775 684 5731 NO.152 P07

FILED # C 1152-75

MAY 0 6 2004

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

CERTIFICATE
OF
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
DRILLING, INC.

Pursuant to the provisions of Sections 78.385 and 78.403 of the Nevada Revised Statutes, as amended, the undersigned does hereby declare and certify that:

1. He is the duly elected and acting President of Drilling, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation."), and he has been authorized to execute this certificate by resolution of the Corporation's board of directors.

2. The Articles of Incorporation of the Corporation were originally filed by the Secretary of State on the 24th day of April, 1975 under the name Domi Associates, Inc.

3. The board of directors of this Corporation duly adopted resolutions on March 26, 2004, proposing to amend and restate the Articles of Incorporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Articles of Incorporation of this Corporation be amended and restated as follows:

ARTICLE I

The name of the Corporation is: PivX Solutions, Inc.

ARTICLE II

The name of the corporation's resident agent is GKL Resident Agents/Filings, Inc., and the street address of the said resident agent where process may be served is 1000 East William Street, Suite 204, Carson City, Nevada 89701.

ARTICLE III

The nature of the business and the objects and purposes proposed to be transacted, promoted or carried on by the Corporation to engage in any lawful activity. To do any and all things necessary, suitable and proper for the accomplishment of any of the purposes, the fulfillment of any of the obligations, or the furtherance of any of the powers hereinbefore set forth, either alone or in association, partnership, or joint venture with other persons, firms, or corporations, and to do every other act or acts, thing or things, incidental or appurtenant to, growing out of, or connected with, the aforesaid business or powers, any part or parts thereof, provided the same be not inconsistent with the laws under which Corporation is organized.

- 1 -

30

05/07/04 11:39 CAL AGENT/FILING → 1 775 684 5731 NO.152 008

The above and foregoing statement of purposes shall be construed as a statement of both purposes and powers and shall not be construed as limiting in any way the powers conferred upon corporations generally by the laws of the State of Nevada.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), and 10,000,000 shares of preferred stock, $0.001 par value per share, undesignated as to series (the "Preferred Stock"). To the furthest extent allowed by Sections 78.195 and 78.1955 of the Nevada Revised Statutes, as amended, the Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose. Unless authorized by the Corporation's board of directors, stockholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

ARTICLE V

The number of directors of the Corporation shall be established in accordance with the Bylaws of the Corporation.

ARTICLE VI

The capital stock of Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and Stockholders of Corporation shall not be individually liable for the debts and liabilities of Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.

ARTICLE VII

This Corporation shall have perpetual existence.

ARTICLE VIII

The Board of Directors shall have the power and authority to make, alter, or amend the Bylaws; to fix the amount, in cash or otherwise, to be reserved as working capital; and to

- 2 -

31

05/07/04 11:39 GKL AGENT/FILING → 1 775 684 5731 NO.152 009

authorize and cause to be executed the mortgages and liens upon the property and franchises of Corporation.

ARTICLE IX

Except as otherwise provided in Sections 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030 of the Nevada Revised Statutes, as amended, a director or officer shall not be individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

ARTICLE X

This Corporation shall not be governed by, nor shall the provisions of Sections 78.378 through and including 78.3793 and Section 78.411 through and including 78.444 of the Nevada Revised Statutes, as amended, in any way whatsoever affect the management, operation or be applied to Corporation. This Article X may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of Corporation. A quorum of outstanding shares for voting on an Amendment to this Article X shall not be met unless 95% or more of the issues and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set forth in this Article X only applies to any attempted amendment to this Article.

4. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the foregoing amendment is at least a majority.

5. This Certificate of Amended and Restated Articles of the Corporation shall become effective on May 10, 2004.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amended and Restated Articles of Incorporation this ___day of May, 2004.

Robert Shively, President

K:\W0600045\W\G_0038\G

- 3 -

32

FILED # C 1182-75 (\$100)

MAY 0 8 2001

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

FY01-72303

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF DRILLING, INC.

We the undersigned, Hans Noerring, President and Jea loerring, Secretary of Drilling, Inc., do hereby certify: that the Board of Directors of said Corporation at a meeting duly convened, held on the 9th day of March, 2001, adopted a resolution to amend the original Articles as follows:

Article one which presently reads as follows:

ARTICLE FIRST
Corporate Name

The name of the Corporation is DOMI ASSOCIATES, INC.

is hereby amended to read as follows:

ARTICLE FIRST
Corporate Name

The name of the corporation is: Drilling, Inc.

Article four which presently reads as follows:

ARTICLE FOUR
Stock

Capital stock of 2,500 shares of Common Stock of no par value, all of which stock shall be entitled to voting power.

Is hereby amended to read as follows:

ARTICLE FOUR
Authorized Capital Stock

The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of \$0,.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

33

Article five which presently reads as follows:

ARTICLE FIVE
Directors

Members of the governing board of this Corporation shall be styled "Directors". The Board of Directors shall consist of a t least one member but not more than seven(7) members. The initial number of stockholders will be less than three (3). The names and post office addresses of the first Board of Directors of this Corporation are:

Steven E. Douglas	P.O. Box 4578, Las Vegas, NV. 89106
John R. Mitchell	232 Myrtle St., Uvalde, TX. 78801

The number of Directors of this Corporation may, from time to time, be increased or decreased by an amendment to the By-Laws in that regard, and without the necessity of amending the Articles of Incorporation, provided, however, that the number shall not be reduced to less that one (1).

A majority of the Directors in office, present at any meeting of the Board of Directors duly called, whether regular or special, shall always constitute a quorum for the transaction of business, unless the By-Laws shall otherwise provide.

Is hereby amended to read as follows:

ARTICLE FIVE
Directors

The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allow by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

34

THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED

ARTICLE TWELVE
COMMON DIRECTORS

As provide by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

ARTICLE THIRTEEN
LIABILITY OF DIRECTORS AND OFFICERS

No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.

ARTICLE FOURTEEN
ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444

This corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

35

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 597,200; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Hans Noerring, President

Jean Noerring, Secretary/Treasurer

State of Utah
County of Salt Lake

On 3 · 9 · 2001, personally appeared before me, a Notary Public, Hans Noerring and Jean Noerring who acknowledged that they executed the above instrument.

NOTARY PUBLIC
CHRISTINE M. BLAKELY
4700 S. 900 E., 41-B
Salt Lake City, UT 84117
My Commission Expires
November 11, 2002
STATE OF UTAH

Notary Public

36